Exhibit 99.4


                      EMPLOYMENT AND CONSULTING AGREEMENT

     This Employment and Consulting Agreement (the "Agreement") dated as of July 7, 2003 is entered into by and among David Chu (the "Executive"), Voyager Acquisition Corporation, a Delaware corporation (the "Company") and wholly-owned subsidiary of VF Corporation, a Pennsylvania corporation (the "Parent"), and Parent, as guarantor and third party beneficiary.

     WHEREAS, concurrently with the execution and delivery of this Agreement, Nautica Enterprises, Inc., a Delaware corporation ("Nautica"), the Parent and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will be merged with and into Nautica (the "Merger") and the surviving corporation will become a wholly-owned subsidiary of the Parent, with references to the "Company" following the Merger being understood as referring to the surviving corporation; and the Parent, the Executive and an affiliate of the Executive are entering into a Purchase Agreement (the "Purchase Agreement") pursuant to which the Parent will acquire certain intellectual property from such affiliate of the Executive (the "Purchase"); and

     WHEREAS, upon consummation of the Merger, the Company desires to secure
(i) the continued services and employment of the Executive on behalf of the Division (as hereafter defined) for a term of two years or until the Executive's employment shall be terminated in accordance with this Agreement and (ii) at the Company's request, after the Executive's employment is terminated in accordance with the terms of this Agreement, the continued advisory and consulting services of the Executive for a maximum term of three years.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

     Section 1. Definitions.

     (a) "Base Salary" shall mean the annual rate of salary provided for in
Section 5 of this Agreement.

     (b) "Cause" shall mean (i) any act or omission which constitutes a material breach by the Executive of this Agreement; (ii) a conviction or plea of guilty or nolo contendere to a felony (or indictable offense) or a misdemeanor (or summary conviction offense) involving moral turpitude; (iii) the Executive's grossly negligent or willful violation of corporate policy or reasonable and appropriate directions from senior management of the Parent; or
(iv) a material breach of the Executive's fiduciary duties.

     (c) "Change in Control" shall mean:

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          (i) a change in control of the Parent of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, that, without limitation, such a change in control shall be deemed to have occurred if:

               (A) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act), except for (1) those certain trustees under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased (a "Trust" or the "Trusts"), and (2) any employee benefit plan of the Parent or any subsidiary company of the Parent, or any entity holding voting securities of the Parent for or pursuant to the terms of any such plan (a "Benefit Plan" or the "Benefit Plans"), is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 20% or more of the combined voting power of the Parent's then outstanding securities;

               (B) there occurs a contested proxy solicitation of the Parent's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of the Parent's then outstanding securities; or

               (C) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Parent to another entity, except to an entity controlled directly or indirectly by the Parent, or a merger, consolidation or other reorganization of the Parent in which the Parent is not the surviving entity, or a plan of liquidation or dissolution of the Parent other than pursuant to bankruptcy or insolvency laws is adopted; or

          (ii) a sale by the Parent of substantially all of the assets of Nautica.

Notwithstanding Clause (c)(i)(A) above to the contrary, a change in control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities of the Parent representing 20% or more of the combined voting power of the Parent's then outstanding securities solely as the result of an acquisition by the Parent or any subsidiary company of the Parent of voting securities of the Parent which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Parent's then

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outstanding securities; provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Parent's then outstanding securities by reason of share purchases by the Parent or any subsidiary company of the Parent and shall, after such share purchases by the Parent or a subsidiary company of the Parent, become the beneficial owner, directly or indirectly, of any additional voting securities of the Parent, then a change in control of the Parent shall be deemed to have occurred with respect to such Person under Clause (c)(i)(A) above. Notwithstanding the foregoing, in no event shall a change in control of the Parent be deemed to occur under Clause (c)(i)(A) above with respect to the Trusts or Benefit Plans. Clauses
(c)(i)(A) and (c)(i)(B) to the contrary notwithstanding, the Board may, by resolution adopted by at least two-thirds of the directors who were in office at the date a change in control occurred, declare that a change in control described in Clauses (c)(i)(A) or (c)(i)(B) has become ineffective for purposes of this Agreement if all of the following conditions then exist: (1) the declaration is made prior to the death, disability or termination of employment of the Executive and within 120 days of the change in control; and (2) no Person, except for (x) the Trusts, and (y) the Benefit Plans, either is the beneficial owner, directly or indirectly, of securities of the Parent representing 10% or more of the combined voting power of the Parent's outstanding securities or has the ability or power to vote securities representing 10% or more of the combined voting power of the Parent's then outstanding securities. If such a declaration shall be properly made, no benefits shall be payable hereunder as a result of such prior but now ineffective change in control, but benefits shall remain payable and this Agreement shall remain enforceable as a result of any other change in control unless it is similarly declared to be ineffective.

     (d) "Common Stock" shall mean the common stock of the Parent.

     (e) "Conceptions and Developments" shall have the meaning set forth in
Section 12 of this Agreement.

     (f) "Confidential Information" shall have the meaning set forth in Section 11 of this Agreement.

     (g) "Consulting Services" shall have the meaning set forth in Section 10 of this Agreement.

     (h) "Consulting Term" shall have the meaning set forth in Section 10 of this Agreement.

     (i) "Covered Conceptions and Developments" shall have the meaning set forth in Section 12 of this Agreement.

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     (j) "Disability" shall mean a disability entitling the Executive to receive disability benefits under the Company's group long-term disability insurance policy as in effect from time to time.

     (k) "Division" shall mean the Nautica branded wholesale business, whether or not organized and operated by the Company as a separate business unit and without regard to the corporate entity or entities that operates such business.

     (l) "Effective Date" shall have the meaning set forth in Section 2 of this Agreement.

     (m) "Employment Term" shall have the meaning set forth in Section 3 of this Agreement.

     (n) "Fair Market Value" shall mean the average of the reported high and low sales price of the Common Stock (rounded up to the nearest one-tenth of a dollar) on the date on which the Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) on the principal exchange or in such other principal market on which the Common Stock is trading.

     (o) "Good Reason" shall mean the occurrence of any of the following events without the Executive's written consent:

          (i) a reduction in the Executive's Base Salary or Target Bonus opportunity as a percentage of Base Salary; or

          (ii) a material diminution in the Executive's duties, a change in the Executive's title or the assignment to the Executive of duties which are materially inconsistent with his duties as contemplated by Section 4 of this Agreement; or

          (iii) the relocation of Executive's principal work location outside Manhattan, New York; or

          (iv) any material breach by the Company of its obligations under this agreement which is not cured within 30 business days after written notice thereof is delivered by Executive to the Company; or

          (v) the sale or other disposition of the Division.

     (p) "Group" shall have the meaning set forth in Section 11 of this Agreement.

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     (q) "Initial Option" shall have the meaning set forth in Section 7 of this
Agreement.

     (r) "Intellectual Property Rights" shall have the meaning set forth in
Section 12 of this Agreement.

     (s) "IP Period" shall have the meaning set forth in Section 12 of this Agreement.

     (t) "Target Bonus" shall have the definition set forth in Section 6 of this Agreement.

     (u) "Transition Agreement" shall mean the Transition Agreement dated July 11, 1991 between Nautica (formerly State-O-Maine, Inc.) and the Executive.

     Section 2. Effective Date. This Agreement shall become effective upon the "Effective Time" of the Merger pursuant to the Merger Agreement and the closing of the Purchase pursuant to the Purchase Agreement (the "Effective Date"). If either the Merger Agreement or the Purchase Agreement is terminated, in each case for any reason, then this Agreement shall become null and void and, notwithstanding any provisions to the contrary set forth herein, including provisions that purport to survive termination, this Agreement shall not survive any termination pursuant to this sentence and neither party shall have any obligation to the other hereunder.

     Section 3. Term of Employment Services. The term of the Executive's employment hereunder shall commence on the Effective Date and shall continue until December 31, 2005, unless the Executive's employment is terminated before in accordance with the terms of this Agreement (such term, the "Employment Term").

     Section 4. Employment Term Position, Duties and Responsibilities. During the Employment Term, the Executive shall serve as the Chief Executive Officer of the Division. During the Employment Term, the Executive shall devote such time and attention to the business and affairs of the Company and the Division as shall be necessary to discharge his responsibilities hereunder and shall use his best efforts, skills and abilities to promote the Company's and the Division's interests. During the Employment Term, the Company shall provide the Executive with office space within the space utilized by the Division's design operations and with an executive office within the space utilized by the Company's executive offices, each of which shall be substantially comparable to the Executive's offices prior to the Effective Date.

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     Section 5. Base Salary. During the Employment Term, subject to the
Executive's continued employment hereunder, the Executive shall be paid an annualized Base Salary of $625,000, payable in accordance with the regular payroll practices of the Company.

     Section 6. Annual Incentive Award. (a) During the Employment Term, subject to the Executive's continued employment hereunder, the Executive shall have a target bonus opportunity each year equal to 100% of his Base Salary (the "Target Bonus"), payable in that amount if the target performance goals for such year are achieved. If the target performance goals are not achieved, the Executive shall receive a lesser amount in proportion to the performance level achieved, provided, however, that the Executive shall only be entitled to such lesser amount if at least 80% of target performance is achieved. If such performance goals are exceeded, the Executive shall receive a greater amount in proportion to the level achieved, up to a maximum of 150% of the Target Bonus. The Company shall establish the performance goals for the relevant calendar year prior to the beginning of such year in consultation with the Executive. Except as otherwise provided herein, the Executive shall be paid his annual incentive awards under this Section 6 no later than other senior executives of the Parent are paid their annual incentive awards, but in no case later than 90 calendar days following the end of the performance period to which any such award relates.

     (b) Notwithstanding the foregoing, the Executive's annual incentive awards for the following periods shall be as described below:

          (i) In the event that the Effective Date occurs prior to January 1, 2004, for calendar year 2003, the Executive shall be entitled to an annual incentive award equal to his fiscal year 2004 annual incentive award under Nautica's incentive award plan, multiplied by a fraction the numerator of which is 5 and the denominator of which is 6.

          (ii) In the event that the Effective Date occurs on or after January 1, 2004, for calendar year 2004, the Executive shall be entitled to an annual incentive award equal to (A) the annual incentive award for the Company's fiscal year 2004 determined in accordance with Paragraph 6(a) above, multiplied by a fraction the numerator of which is the number of days that the Executive was employed by the Company during the period that begins on the Effective Date and ends on December 31, 2004 and the denominator of which is 365, plus (B) the Executive's annual incentive award under Nautica's incentive award plan for fiscal year 2004 multiplied by a fraction the numerator of which is the number of days during the period that begins on March 1, 2003 and ends on the day immediately preceding the Effective Date and the denominator of which is 365.

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     Section 7. Long-term Incentive Awards. (a) Initial Option Grant. On the
Effective Date, the Company shall grant to the Executive an option to purchase 100,000 shares of Common Stock at the Fair Market Value of the Common Stock on the date of grant (an "Initial Option"). The Initial Option shall vest in thirds on each of the first, second and third anniversaries of the date of grant and shall have an eight-year term; provided, however, that (i) if during the Employment Term the Executive's employment is terminated by the Company for Cause or by the Executive voluntarily without Good Reason, the Initial Option shall be immediately forfeited in full and shall automatically expire upon such termination of employment; (ii) if during the Employment Term the Executive's employment terminates by reason of the death of the Executive or if the Employment Term expires in accordance with Section 3 hereof, the Initial Option shall continue to vest and remain outstanding and exercisable until the third anniversary of such termination or expiration, at which time it shall automatically expire; (iii) if during the Employment Term the Executive's employment terminates by reason of the disability of the Executive, the Initial Option shall continue to vest and remain outstanding and exercisable until the first anniversary of such termination, at which time it shall automatically expire; (iv) if during the Employment Term the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the provisions of Section 9(a) hereof shall apply; and (v) the Initial Option shall vest in full upon the occurrence of a Change in Control. Except as otherwise provided in this Agreement, the Initial Option shall be made on terms and conditions consistent with options granted to other senior executives of the Parent under the Parent's incentive plan.

     (b) Ongoing Performance Awards. During the Employment Term, subject to the Executive's continued employment hereunder, the Executive shall be entitled to participate in any annual equity award program for senior executives of the Parent as may be in effect from time to time, in accordance with the terms of any such program, on the same basis as other senior executives of the Parent.

     Section 8. Employee Benefit Programs. (a) During the Employment Term, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs of the type made available to the senior executives of the Parent's principal business units and to the Company's employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

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     (b) During the Employment Term, the Executive shall be entitled to reimbursement for reasonable business and travel expenses incurred by him, subject to the Company's or the Parent's expense reimbursement policy, whichever is more favorable, as in effect from time to time; provided, the Executive shall be entitled to first-class air travel in connection with up to eight international voyages per year. During the Employment Term, the Company shall provide the Executive with (i) one executive assistant selected by the Executive, provided, that at the Executive's election and expense, the Company shall provide the Executive with a second executive assistant selected by the Executive and (ii) reimbursement for the lease, insurance, maintenance, housing and repair of the car provided to the Executive prior to the Effective Date.

     Section 9. Termination of Employment. (a) Termination without Cause or for Good Reason. Subject to the Executive's continued compliance with Section 13 of this Agreement, and provided that the Executive signs a release of all claims in connection with his employment with the Company and the termination thereof in a form satisfactory to the Company and the Executive (but not releasing any claims relating to the Purchase Agreement or any rights in the nature of indemnification or contribution, whether under the Merger Agreement, the certificate of incorporation of the Company or otherwise), if, in all cases prior to December 31, 2005, the Executive's employment is terminated by the Company without Cause or if the Executive terminates his employment for Good Reason, or if the Executive's employment is terminated by the Company within two years after a Change in Control (other than for Cause), the Executive shall be entitled to:

          (i) Base Salary which would otherwise be due to him through December 31, 2005, payable in accordance with the regular payroll practices of the Company;

          (ii) an annual incentive award for each remaining year in the period ending on December 31, 2005 (including the year in which such termination of employment occurred) equal to the Target Bonus, payable in accordance with Section 6 of this Agreement;

          (iii) immediate vesting as to 100% of the shares underlying the Initial Option, which shall remain exercisable for a period of 180 days;

          (iv) solely if the Executive's employment is terminated by the Company without Cause or if the Executive terminates his employment for Good Reason, in either case within two years after a Change in Control, immediate vesting as to 100% of the shares underlying any other option granted to the Executive pursuant to a plan of the Parent, which shall remain exercisable for a period of 180 days;

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          (v) the balance of any additional incentive awards earned for performance periods which have been completed, but which have not yet been paid;

          (vi) any expense reimbursements due to the Executive; and

          (vii) other benefits, if any, in accordance with applicable plans and programs of the Company.

     (b) Other Termination. If the Executive's employment with the Company is terminated prior to December 31, 2005 for any reason other than by the Company without Cause or by Executive for Good Reason, the Executive or his estate or beneficiaries shall be entitled to:

          (i) Base Salary which would otherwise be due to the Executive through the date on which such termination of employment occurs;

          (ii) the balance of any incentive awards earned for performance periods which have been completed, but which have not yet been paid;

          (iii) any expense reimbursements due to the Executive; and

          (iv) other benefits, if any, in accordance with applicable plans and programs of the Company.

     (c) No Mitigation; No Offset. In the event of any termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due to the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

     Section 10. Consulting Services. (a) Provided that the Executive is continuously employed by the Company during the Employment Term, the Executive shall provide advisory and consulting services ("Consulting Services") to the Company in accordance with this Section 10 during the period from January 1, 2006 until the earlier of December 31, 2008 or the date on which the Company notifies the Executive that it no longer wishes to receive Consulting Services (the "Consulting Term"). The Executive shall, during the Consulting Term, render such Consulting Services to the Company and the Division as may be reasonably requested by the Company; provided, that Executive shall not be required to devote more than 60 hours per month to the provision of such services. Such Consulting Services shall be related to such matters relating to the Division as the Company may designate from time to time.

     (b) During the Consulting Term, subject to the Executive's continued compliance with Section 13 of this Agreement, the Executive shall be paid an

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annualized consulting fee of $500,000, payable monthly in arrears commencing on the last day of the first month of the Consulting Term and on the last day of each month thereafter during the Consulting Term.

     (c) During the Consulting Term, the Company shall reimburse the Executive for reasonable business-related expenses incurred by him in connection with the performance of the Consulting Services, subject to the Company's policies relating to business-related expenses as in effect from time to time and the submission of an adequately documented expense report, as the Company may require.

     Section 11. Confidential Information. The Executive acknowledges that, in the course of his employment, he has had and will have access to and has become and will become aware of and informed of confidential and/or proprietary information that is a competitive asset of the Parent, the Company, their subsidiaries and affiliates (the "Group"), including, without limitation the terms of agreements or arrangements between any members of the Group and any third parties, marketing strategies, marketing methods, development ideas and strategies, personnel training and development programs, financial results, strategic plans and demographic analyses, trade secrets, business plans, product designs, statistical data, and any non-public information concerning the Group, its employees, suppliers, resellers, or customers, other than (i) information which is otherwise available in the public domain (other than by reason of the breach by the Executive of this Agreement) and (ii) generic information of the type that would generally be known by individuals of the Executive's level of experience in the apparel industry that does not pertain in a unique way to the Group (collectively, "Confidential Information"). The Executive will keep all Confidential Information in strict confidence while employed by the Company and thereafter and will not directly or indirectly make known, divulge, reveal, furnish, make available or use any Confidential Information (except in good faith in the course of his regular authorized duties on behalf of the Company or the Division and for the benefit of the Company or the Division). The Executive's obligations of confidentiality hereunder will survive the termination of this Agreement, until and unless any such Confidential Information becomes, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). The Executive's obligations under this Section 11 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

     Section 12. Employee Conceptions and Developments. The Company shall own all Intellectual Property Rights in and to, and, for the duration of such Intellectual Property Rights have the exclusive rights of commercial exploitation with respect to, all Conceptions and Developments made individually or jointly

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by Executive while Executive is employed by the Company (the "IP Period"). Any application made within six months after the IP Period to register or protect Intellectual Property Rights in any Conceptions and Developments as to which Executive was an inventor, author or assignor shall be presumed to have been originally made during the IP Period and subject to the Company's ownership pursuant to the foregoing sentence. For purposes hereof, the term "Conceptions and Developments" means all creative, expressive, branding or technological conceptions, discoveries and developments of any nature, including without limitation conceptions for products and processes, inventions, designs, writings, graphics, animations and other works or authorship, specifications, drawings, methods, formulas and branding proposals, and any implementations, improvements, derivative works or modifications thereof relating to the business of the Company, and the term "Intellectual Property Rights" means all U.S. and foreign patents, copyrights, trademarks, trade secret, publicity and similar rights. (including without limitation any and all common law rights), and all rights of priority under international conventions to make application with respect thereto. All Conceptions and Developments arising during the IP Period by virtue of either of the first two sentences of this Section 12 are referred to as the "Covered Conceptions and Developments". Executive shall be obligated to assign to the Company all inventions included in the Covered Conceptions and Developments. All works of authorship included in the Covered Conceptions and Developments shall be deemed "works made for hire" to the maximum extent they may qualify as such under 17 U.S.C. Section 101, and otherwise the copyright therein shall be deemed to have been fully assigned by Executive to the Company at the time such works were made. All Covered Conceptions and Developments, whether or not patentable, shall be promptly disclosed to the Company in writing, and shall be held in confidence by Executive and treated as "Confidential Information" subject to Section 11 of this Agreement, until such time as the Company, in its sole determination, shall elect to make the subject matter thereof publicly known. Executive agrees that, at the expense of the Company, he will, without additional compensation, take any such further action, including the rendering of all lawful testimony and assistance, and the execution and delivery to such instruments as the Company may reasonably require from time to time, to perfect, effectuate, register, record or enforce the Company's rights or interests in any of the Covered Conceptions and Developments. The Executive hereby irrevocably appoints the Company to be the Executive's attorney-in-fact to act in Executive's name, place and stead to do and execute any such act or instrument for the purpose of this Section 12. The Company shall be under no liability to account to the Executive for any revenue or profit derived or resulting from the use, exploitation or licensing of any of the Covered Conceptions or Developments subject to this Section 12 (other than pursuant to the terms of the Purchase Agreement).

     Section 13. Noncompetition, Noninterference and Nonsolicitation. (a) Subject to the geographic limitation of Section 13(b) hereof, the Executive (i)

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during the period from the Effective Date through December 31, 2005 shall not, directly or indirectly, on his behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same as or competitive with that conducted by the Parent or the Company at the termination of his employment by the Company, or which was engaged in or developed by the Parent or the Company at any time during the Employment Term for specific implementation in the immediate future by the Parent or the Company; and (ii) during the Consulting Term shall not, directly or indirectly, on his behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same as or directly competitive with that conducted by the Division at the termination of his employment by the Company, or which was engaged in or developed by the Division at any time during the Employment Term for specific implementation in the immediate future by the Division. Notwithstanding the foregoing, the Executive shall not be construed to be in violation of this Section 13 solely by reason of (i) owning, directly or indirectly, any stock or other securities of a corporation (or comparable interest in any other form of business organization or entity) that has any class of securities registered under Section 12 of the Securities Exchange Act of 1934 if the Executive's interest does not exceed 10% of the outstanding capital stock of such corporation (or comparable interest in such other organization or entity), (ii) owning, directly or indirectly, any stock or other securities of a corporation (or comparable interest in any other form of business organization or entity) that does not have any class of securities registered under Section 12 of the Securities Exchange Act of 1934 if the Executive's interest does not exceed 25% of the outstanding capital stock of such corporation (or comparable interest in such other organization or entity), or (iii) serving as a non-executive director (non-employee and not involved in the management of any such company) on the board of directors of a corporation (or in a similar capacity with respect to any other organization or entity), in each of clauses (i), (ii) and (iii) regardless of whether or not such corporation (or other business organization or entity) has a business that is the same or competitive with any business of the Parent or the Company (including, without limitation, the Division).

     (b) The Executive acknowledges that each of the Parent and the Company is engaged in business throughout the United States and in various foreign countries and that the Parent and the Company each intend to expand the geographic scope of its activities. Accordingly and in view of the nature of his position and responsibilities, the Executive agrees that the provisions of this Section 13 shall be applicable to each state and each foreign country, possession

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or territory in which the Parent and/or the Company may be engaged in business during the Employment Term and Consulting Term.

     (c) The Executive agrees that during the period from the Effective Date through December 31, 2005 and during the Consulting Term, the Executive will not, directly or indirectly, for himself or on behalf of any third party at any time in any manner, (i) request or cause any of the Parent's or the Company's customers to cancel, terminate, reduce or otherwise adversely modify any existing or continuing business relationship with the Parent and/or the Company; (ii) solicit, entice, persuade, induce, request or otherwise cause any employee, officer or agent of the Parent and/or the Company (other than clerical employees) to refrain from rendering services to the Parent and/or the Company or to terminate his or her relationship, contractual or otherwise, with the Parent and/or the Company; other than through a general advertisement or public solicitation not directed specifically to employees of the Parent or the Company; or (iii) induce or attempt to influence any supplier to cease or refrain from doing business or to decline to do business with the Parent, the Company or any of their subsidiaries.

     (d) The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Parent and the Company and agrees that if the Executive breaches any provision of this Section 13, and does not cure such breach within 30 business days after the receipt of written notice from the Company or the Parent, the Executive shall not be entitled to any further payments or benefits pursuant to this Agreement.

     Section 14. Equitable Remedies. (a) The Executive acknowledges that his compliance with the covenants in Sections 11, 12 and 13 of this Agreement is necessary to protect the good will and other proprietary interests of the Company and that, in the event of any violation by the Executive of the provisions of Sections 11, 12 and 13 of this Agreement, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, the Executive agrees that, in the event of such violation or threatened violation by the Executive, the Executive shall not assert in response to any claim for injunctive or other equitable relief the defense that the Company or Parent has an adequate remedy at law for any such violation. The Executive further agrees that, in the event any of the provisions of Sections 11, 12 and 13 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

     (b) Notwithstanding any other provisions of this Agreement, the provisions of Sections 11, 12, and 14 shall survive and remain in effect notwithstanding the termination of this Agreement or a breach by the Company or the Executive of any other terms of this Agreement.

     Section 15. Parent Guarantee. The Parent hereby guarantees the Company's obligations under Sections 5, 6, 7, 8, 9, 10 and 23 of this Agreement.

     Section 16. Third Party Beneficiary. The Executive hereby agrees and acknowledges that the Parent shall be a third party beneficiary to the agreements made under Sections 11, 12, 13 and 14 of this Agreement and that the Parent shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

     Section 17. Representations. (a) The Company and the Parent individually represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of the obligations of each under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that the performance of his obligations under this Agreement will not violate any agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

     (b) None of the Executive or any of his immediate family members or affiliates (i) owns, controls or has any interest in any material asset or other property used in connection with the business of Nautica and its subsidiaries (other than assets being transferred pursuant to the Purchase Agreement) or (ii) has any material interest in any business (corporate or otherwise) that is in competition with the business of Nautica and its subsidiaries.

     Section 18. Entire Agreement. This Agreement contains the entire understanding and agreement between the Company and the Executive concerning the subject matter hereof and supersedes the Transition Agreement and all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company and the Executive with respect thereto. The Executive agrees and acknowledges that the Transition Agreement shall not be in force and effect and the Executive shall have no rights or entitlements to any payments, benefits or protections thereunder.

     Section 19. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by the Company or by the Executive of any breach by the other party to this Agreement of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     Section 20. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

     Section 21. Governing Law and Disputes. (a) This Agreement shall be governed and construed in accordance with the laws of New York without reference to principles of conflict of laws.

     (b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that the parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 22 shall be deemed effective service of process on such party.

     Section 22. Notices. All notices and other communications required or permitted hereunder shall be in writing (including facsimile transmission and, if an electronic mail ("e-mail") address is given below, e-mail transmission, so long as receipt of such e-mail is requested and received) and shall be deemed given, if to the Parent, Company or the Division:

          c/o VF Corporation
          105 Corporate Center Boulevard
          Greensboro, North Carolina 27408
          Attention: Candace Cummings
          Facsimile No.: (336) 424-7696
          E-mail: candace_cummings@vfc.com

     with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention:  George R. Bason, Jr.
          Facsimile No.: (212) 450-3800
          E-mail: bason@dpw.com

     if to the Executive:

          Mr. David Chu
          610 Park Avenue
          New York, New York 10021
          Facsimile No.: (212) 517-8638

     with a copy to:

          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, New York 10006
          Attention:  Daniel S. Sternberg
          Facsimile No.: 212-225-3999
          E-mail: dsternberg@cgsh.com


or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 23. Indemnification/Insurance. The Company will indemnify the Executive to the fullest extent authorized by law, whether or not the Executive is made a party or witness to, or target of, any action, suit, proceeding, investigation, or governmental review, whether criminal, civil, administrative, or investigative, for any reasonable expenses incurred by the Executive because he is or was a director, officer, or employee of the Company or serves or served for any other entity as a director, officer, or employee at the Parent's or the Company's request; provided, however, that the Executive must repay the Company for any fees or costs advanced under this indemnification if the final determination of an arbitrator or a court of competent jurisdiction declares (following appeals, if any), after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that indemnification by the Company (i) was not permissible under applicable law or
(ii) related to acts or omissions involving or resulting from the Executive's fraudulent or willful misconduct. The Company's indemnification of the Executive shall include all reasonable costs, expenses, fees, fines, penalties (including the reasonable fees and expenses of such legal counsel as the Executive selects) the Executive incurs in connection with the defense of or response to any such matter. The Company will pay all such sums when the Executive incurs them, subject only to repayment if required by law or as provided above (relating to fraudulent or willful misconduct). The Company shall cause the Executive to be covered by directors and officers insurance to the extent and on the same terms as such coverage is made generally available to senior executives of the Company or to senior executives of the principal business units of the Parent.

     Section 24. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     Section 25. Counterparts. This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                   DAVID CHU


                                        /s/ David Chu
                                   ------------------------------




                                   VOYAGER ACQUISITION CORPORATION


                                   By:  /s/ Candace S. Cummings
                                      ------------------------------------------
                                      Name:  Candace S. Cummings
                                      Title: Vice President


                                   VF CORPORATION, as guarantor and
                                     third party beneficiary


                                   By:  /s/ Mackey J. McDonald
                                      ------------------------------------------
                                      Name:  Mackey J. McDonald
                                      Title: Chairman, President & CEO